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Exhibit 23.5

Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated

May 31, 2001

Board of Directors
TriQuint Semiconductor, Inc.
2300 Northeast Brookwood Parkway
Hillsboro, OR 97124

We hereby consent to the inclusion of our opinion, dated May 15, 2001, in this joint proxy statement-prospectus of TriQuint Semiconductor, Inc., which is a part of this Registration Statement on Form S-4 (the "Registration Statement") and to the references to our firm in the Registration Statement under the headings "Summary of Joint Proxy Statement/Prospectus," "The Merger—Background of the Merger," and "The Merger—Opinions of Merrill Lynch and SG Cowen." In executing this consent, we neither admit nor acknowledge that Merrill Lynch, Pierce, Fenner & Smith Incorporated is within the class of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

/s/ MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

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Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated